EXHIBIT 10.6


                       CONTRACTUAL JOINT VENTURE CONTRACT
                                       FOR
                       SICHUAN HUAYU BIG SKY NETWORK LTD.


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                             PRELIMINARY STATEMENTS

In accordance with the " Law of the People's Republic of China on Chinese Foreign Contractual Joint Ventures" and other relevant Chinese laws and regulations of Chengdu, Chengdu Huanyu Information Industry Co., Ltd. and Big Sky Network Canada Ltd., adhering to the principle of equality and mutual benefits, spirit of friendship and cooperation, agreed to jointly set up a Contractual Joint Venture to manage the project at Chengdu, Sichuan Province, the People's Republic of China. The Contract hereunder is concluded by both parties on July 8, 2000.








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                                    CHAPTER 1
                               GENERAL PROVISIONS

ARTICLE 1.1 DEFINITIONS

In the Contract (as hereinafter defined) the following words and expressions shall have the meanings hereby assigned to them, except where the context otherwise requires:

1. "Approval Authority" means the Chengdu Municipal Government and its functional departments.

2. "Articles of Association" means the "Articles of Association for Sichuan Huayu Big Sky Network Ltd.

3.   "Board of Directors" means the Board of Directors of the Company.

4. "Business License" means the business license of the Company issued by the State Administration for Industry and Commerce.

5.   "Company" means Sichuan Huayu Big Sky Network Ltd.

6. "Contract" means this Contractual Joint Venture Contract For Sichuan Huayu Big Sky Network Ltd.

7. "Effective Date" means the date on which the approval documents of this Contract is issued by the Approval Authority.

8. "Parties" means Party A (Chengdu Huayu Information Industry Co., Ltd., [Chinese Characters Appear Here] and Party B (Big Sky Network Canada Ltd.).

9.   "RMB" means the currency of the People's Republic of China.

10. "Foreign Currency" means the currencies of foreign countries (including paper money) and foreign payment orders (including commercial instruments and bank deposit certificates, etc.).

11. "Senior Officers" means the members of the Directors of Board, the General Manager, the Deputy General Manager, the Chief Engineer and the Chief Accountant.

12.  "ITSP" means the Internet Technology Service Provider.


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                                    CHAPTER 2
                    PARTIES OF THE CONTRACTUAL JOINT VENTURE


ARTICLE 2.1 JOINT VENTURE PARTIES
Parties to this Contract are as follows:
Party A: Chengdu Huayu Information Industry Co., Ltd. [Chinese Characters Appear Here] " hereinafter referred to as Party A).
Registration Place: Chengdu, The People's Republic of China
Legal Address: 14F, Jinyu Building, 191, Section Bei Si, Yihuan
               Road., Chengdu, Sichuan, the People's Republic of China
Legal Representative:
Name:Wang Yuan Lin
Position: Chairman
Nationality: Chinese
Telephone: 86-28-3372468
Fax: 86-28-3315758

Party B: Big Sky Network Canada Ltd. [Chinese Characters Appear Here], hereinafter referred to as Party B).
Registration Place: British Virgin Islands
Legal Address: 2080, 440 2nd Ave., SW, Calgary, Alberta, Canada
Legal Representative:
Name: Matthew Heysel
Position: Chairman
Nationality: Canadian
Telephone: 1-403-708-5962
Fax: 1-403-708-0823




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                                    CHAPTER 3
                         REPRESENTATIONS AND WARRANTIES


ARTICLE 3.1 REPRESENTATIONS AND WARRANTIES BY PARTY A.

Party A hereby represents and warranties as of the date hereof as follows:

1. Party A is a company duly organized and validly existing with the status of a legal person under the laws of the People's Republic of China.

2. The execution and performance by Party A of this Contract and its appendices (i) are within its corporate power and business scope, (ii) have been duly authorized by necessary corporate resolution, (iii) do not contravene its Articles of Association and (iv) do not contravene any law or contractual restriction binding on or affecting part A.

3. Party A owns and controls Huayu HFC network and its entire software and hardware platform, and the rights to use the Facilities ("the Facilities") and equipment for the data transmission and Internet related business in Chengdu area.

4. Party A ensures to hire the Company as its exclusive Internet Technology Service Provider ("ITSP") in Chengdu area during the life of the Company. Party A promises not to appoint other companies located either in Chengdu or outside China for the purpose of offering the above-mentioned services to Party A without the written consent of the Company.

5. Party A understands and promises to be held responsible for the prohibition of business strife in bad faith and Party A shall ensure the Joint Venture all relevant permission and approvals (including approval for Internet business operation) by the relevant government authorities. Party A ensures not to permit and transfer its ownership, operating rights to use the said network Facilities and equipment to any third party without a written permission from the Company.

6. All authorizations, consents or approvals or actions by, and all notices to or filings with, any governmental authority required for the due execution and performance by Party A of this


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     Contract  have been  obtained, except for the  approval of this Contract by the Approval Authority.

7. Subject to the approval of this Contract and its appendices by the relevant Authority, this Contract is the legal, valid and binding obligation of Party A, enforceable against Party A in accordance with its terms.

ARTICLE 3.2 REPRESENTATIONS AND WARRANTIES BY PARTY B.

PARTY B hereby represents and warranties as of the date hereof as follows:

1. Party B is a corporation duly incorporated, validly existing and in good standing under the laws of British Virgin Island.
2. The execution and performance by Party B of this Contract and its appendices (i) are within its corporate power and business scope, (ii) have been duly authorized by all necessary corporate resolution, (iii) do not contravene its Articles of Association and (iv) do not contravene any law or contractual restriction binding on or affecting Party B.
3. The investment funds and equipment, contribution manners and time arrangement stipulated in the Contract shall be observed Party B to guarantee operation of the project.
4. All authorization, consent or approval or other action by, and notice to or filng with, any governmental authority is required for the due execution, delivery and performance by Party B of this Contract and its appendices, except for the approval of this Contract by the Approval Authority.
5. Subject to the approval of this Contract and its appendices by the Approval Authority, this Contract is the legal, valid and binding obligation of Party B, enforceable against Party B in accordance with its terms.


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                                    CHAPTER 4
                        ESTABLISHMENT OF THE CONTRACTUAL
                              JOINT VENTURE COMPANY


ARTICLE 4.1 ESTABLISHMENT OF THE COMPANY.
The Company shall be established as a limited liability Contractual Joint Venture company in accordance with the Law of the People's Republic of China on Chinese Foreign Contractual Joint Ventures and other relevant Chinese laws and regulations, and after completion of the Feasibility Study.

ARTICLE 4.2 THE NAME AND LEGAL ADDRESS OF THE COMPANY
1. The Name of the Company in Chinese is: [Chinese Characters Appear Here] (hereinafter referred to as the "Company").
2.   The name of the Company in English is: Sichuan Huayu Big Sky Network Ltd.
3.   Registration.  Place: Chengdu,  Sichuan Province,  the People's Republic of
     China.
4. Legal Address: 2 Gulou North 3rd Street, Chengdu, Sichuan, the People's Republic of China.

ARTICLE 4.3 LAW OF THE PEOPLE'S REPUBLIC OF CHINA
The Company is a Contractual Joint Venture registered in Chengdu, approved by the authorities of the Government of Chengdu. As a legal entity, the Company shall follow the laws and regulations of the People's Republic of China. All activities of the Company shall be governed and protected by the laws and pertinent rules and regulations of the People's Republic of China.

ARTICLE 4.4 LIMITED LIABILITY
The Company is a limited liability company. The funds or /and cooperative conditions and terms provided by both Parties of the Company shall constitute part of the property of the Company. The Company shall be responsible for its own liability and under all its own assets. Both Parties of the Company have reached consensus in the Contract on the following: the terms and conditions of the


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cooperation  and  investment,  profit  distribution,   manner  of  the  business
management anal operation, and asset distribution on termination of the Contract.








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                                    CHAPTER 5
                         OBJECTIVE AND SCOPE OF BUSINESS


ARTICLE 5.1 PURPOSE
The objective of the Company is using Huayu's HFC network to develop an advanced broadband software and hardware platform for data transmission and Internet related business in Chengdu area. This will be accomplished by economic cooperation and technical exchanges as well as through adopting advanced technology and scientific management expertise, in order to achieve favourable economic results and ensure a satisfactory rate of return for the Parties.

ARTICLE 5.2 SCOPE OF BUSINESS
The business scope of the Company shall include: to provide a software and hardware platform for broadband data transmission network, data transmission and network value-added business, information network services, related development of software applications, technical consulting and training services.

ARTICLE 5.3 BUSINESS ACTIVITIES
The Company and Party A shall jointly provide Internet access services to customers as follows:

1. The Company shall purchase and install multi-user modems and related equipment to connect the computers or other equipment of customers to Party A's network.

2. Customers who desire to obtain Internet access will be required to pay an installation and monthly maintenance fee (including monthly equipment fee and the Internet access .fee payable to Party A for being permitted to connect to the Internet through Party A's network).

3.  After   collecting  the  above  said  fees  from  customers  and  paying  an interconnection provider the inter-connection charges, Party A and Party B will share the profits in accordance with Article 9.1 of the Contract.


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                                    CHAPTER 6
                    TOTAL AMOUNT OF INVESTMENT AND REGISTERED
                               CAPITAL AND OTHERS

ARTICLE 6.1 TOTAL INVESTMENT
1. The total amount of investment in the Company shall be US$5,500,000(say US Dollars five million five hundred thousand).
2. The unit of currency for the total investment, registered capital and contributions shall be the U.S. dollar. The exchange rate used shall be the average exchange rate announced by the China State Administration of Exchange Control for U.S. dollars and RMB for the date on which the respective capital contributions are made.
3. All capital contributions in cash shall be made to the account of the Company at the office of an authorized bank in Chengdu or, if approved by the appropriate PRC authorities pursuant to the relevant foreign exchange control regulations,to a bank designated by the Company outside of the PRC.
4. All capital contributions to the Company, whether in cash or kind, shall be for the exclusive use of the Company.

ARTICLE 6.2 REGISTERED CAPITAL.
1. The registered capital shall be US$2,250,000(say US Dollars two million and two hundred and fifty thousand) including cash and equipment. The purchase of the said equipment should be in accordance with CHAPTER 8 of the Contract.
2. By a unanimous consent of the Parties and the Board of Directors, the total investment may be increased for the Company's new business development. Party B shall be assisting fund raising for the new business development. It needs to be approved by the Approval Authority of the government.

ARTICLE 6.3 TERMS AND CONDITIONS
The terms and conditions provided by both Parties are as follows:



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1.By Party A: Huayu's  software and hardware data  transmission  platform on its
HFC network and the rights to use all its Facilities and equipment for the high speed Internet access, data transmission and network value-added business.

2.By Party B:
Total cash and equipment investment required by the project to a maximum of US$5,500,000(including cash and equipment). Registered capital shall be US$2,250,000. The purchase of the said equipment should be in accordance with CHAPTER 8 of the Contract.

3.CONTRIBUTION MANNERS
The contribution stipulated in the Contract shall be made in accordance with the following manner:
     (1)Party A shall obtain all regulatory approvals that the Company may require in order to conduct its business within fifteen (15) days after the issuing date of the Business License and Party B shall be satisfied of these approvals by obtaining a legal opinion from Chinese counsel selected by Party B. If all relevant approvals are not obtained by Party A within fifteen (15) days after the issuance of the Business License due to the government policy and delay, Party A shall not be considered to be in breach of the Contract. Should approvals not be obtained by Party A, both Parties shall mutually agree on an appropriate extension to obtain the relevant approvals.
     (2)The initial capital contribution of US$500,000 shall be made by Party B within thirty (30) days after all approval of relevant Approval Authorities.
     (3)All the remaining registered capital and other investment shall be made based on the Company's operation plan and investment plan as per the relevant provisions of China.
     (4)Party A shall provide the Company with the terms and conditions of cooperation stipulated in ARTICLE 6.3 of this Contract within fifteen
        (15) days after the issuance of the Business License.


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4.During the cooperation, both Parties shall not withdraw any registered capital or vary the terms and conditions of cooperation upon which the Parties have mutually agreed.

ARTICLE 6.4 VERIFICATION OF CAPITAL CONTRIBUTIONS AND TERMS
1. A reputable international accounting firm registered in China shall be engaged by the Company to verify the contributions of Party B and provide a certificate of verification. The Company, upon the receipt of a satisfactory certificate of verification, shall issue a new Certificate of Capital Contribution to each Party. The Certificate of Capital Contribution shall include the following items: the name of the Company, the date of establishment, the names of the Parties and Party B's contributions, the date on which the capital contributions were made, and the date of issuance of the Certificate of Capital Contribution. The Certificate of Capital Contribution shall be the conclusive evidence of Party B's capital contribution to the Company. The Certificate of Capital Contribution shall be effective when signed by the Chairman and Vice Chairman and the seal of the Company is affixed thereon.
2. A law firm registered in China shall be retained by the Company to verify the contributions of Party A and provide a certifcate of verification. The Company, upon the receipt of a satisfactory certificate of verification, shall issue a Certificate of Contribution to each Party. The Certificate of Contribution shall include the following items: the name of the Company, the date of establishment, the names of the Parties and their respective contributions, the date on which Party A's contributions were made, and the date of issuance of the Certificate of Contribution. The Certificate of Contribution shall be the conclusive evidence of Party A's contribution to the Company. The Certificate of Contribution shall be effective when signed by the Chairman and Vice Chairman and the seal of the Company


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     is affixed thereon

Article 6.5  TRANSFER OF  INTEREST,  RIGHTS AND  OBLIGATIONS
1. In case either party to the Contract intends to assign all or part of its interest, rights and obligations to a third party, a written consent shall be obtained from the other party (the Non-Transferring Party). Approvals with regard to the said transfer is required from the examination and Approval Authority. The application for the said transfer shall be registered with the State Administration for Industry and Commerce within one (1) month after the approval from relevant Approval Authority.
2. If a party (the "Transferring Party") desires to transfer all or part of its interest rights and obligations to any third party other than a subsidiary of the Party, the Transferring Party shall secure a binding written offer from such third party (the "Third Party Offer") to purchase some or all of its interest, rights and obligations and the other Party to this Contract (the "Non-Transferring Party") shall have an option, exercisable within fifteen (15) days of the Third Party Offer, to purchase the Transferring Party's interest, rights and obligations in the Company as specified in this Article on the same terms and conditions as the Third Party Offer. Such option shall be exercised by the Non-Transferring Party giving a written notice to the Transferring Party of its exercise of such option.
3. If any Non-Transferring Party exercises its option within the fifteen (15) day period to purchase the Transferring Party's interest, rights and obligations in the Company, the Transferring Party's Interest shall be sold to such Non-Transferring Party on the same terms and conditions as the Third Party Offer.
4. If the Non-Transferring Party does not exercise its option within the fifteen (15) day period, the Transferring Party may, subject to obtaining the prior written consent of such Non-Transferring Party (which consent shall not be


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     unreasonably withheld) and the unanimous approval of the Board of Directors
     (and the Non-Transferring Party hereby agrees to cause the members of the Board of Directors designated by it to approve such transfer), transfer the transferring Party's interest to such third party.
5. Notwithstanding the foregoing but subject to any required approval from the Approval Authority, a Party may transfer all or any part of its respective interest, rights and obligations in the Company to any Subsidiary upon notification to the other Party. With respect to any such transfer to a Subsidiary, such other Party hereby agrees to any such transfer and waives any first right of refusal with respect to such transfer. The Parties to the Contract also agrees that the option to purchase shall not apply to such transfer or assignment. When such transfer or assignment has been completed, the Transferring Party shall release from the Contract as per the provisions of the Contract and the Articles of Association. The Subsidiary shall be a new party to the Contract.
6. Any sale, assignment or transfer of a Party's interest, rights and obligations in the Company under this Article shall not become effective until all necessary approvals have been obtained. Upon receipt of such approvals, the Parties shall cause the Company to cancel the then outstanding Certificates of Capital Contribution and to issue a new
     Certificate of Capital Contribution to reflect the new ownership and to register the change in ownership with the relevant office of the State Administration of Industry and Commerce. The Parties shall also amend this Contract, if required, to reflect the admission of a new party to this Contract.


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                                    CHAPTER 7
                      RESPONSIBILITIES OF EACH PARTY TO THE
                            CONTRACTUAL JOINT VENTURE

ARTICLE 7.1 RESPONSIBILITIES OF BOTH PARTIES
The Parties shall be respectively responsible for performing their obligations contained in Article 7.2, 7.3 and 7.4 in a timely and effective fashion, The Parties agree that the cost involved in performing the following obligations will be paid by the Company except to the extent that any such cost is specifically included as part of a Party's capital contribution to the registered capital of the Company.

ARTICLE 7.2 RESPONSIBILITIES OF PARTY A:
1. Handling applications for approval, registration, business license and other matters concerning the establishment of the Company from relevant Approval Authorities in Chengdu;
2. Assisting the Company with any matters involving PRC governmental departments or agencies;
3. Use its best efforts to assist the Company in obtaining satisfactory network access for public use or other telecommunications services;
4. Assisting the Company in the submission of applications for, and obtaining of, all necessary approvals, permits, certificates and licenses required to conduct Company's business;
5. Assisting the Company in applying for and obtaining the maximum benefit of all permitted reductions in, or exemptions from, PRC income tax including withholding tax, import duties, value added tax, business and consumption tax, local tax, real estate tax, vehicle tax or any other tax reductions, rebates or exemptions to which the Company is currently or may in the future become entitled;

6. Assisting Party B in obtaining from the appropriate PRC authorities all necessary licenses and foreign exchange approvals to permit the repatriation out of China of all profits, dividends, return of capital, proceeds of liquidation, after the


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     payment of applicable PRC income tax, if any;
7. Processing for applying the right to the use of a site as an office space of the Company;
8. Assisting the Company in purchasing or leasing necessary equipment, materials, articles for office use, means of transportation and communication facilities, etc;
9. Assisting the Company in contacting and settling the fundamental facilities for business operation such as water, etectricity, transportation, etc.
10. Assisting the Company in recruiting Chinese management and technical personnel, workers and other personnel required.
11. Assisting expatriate personnel in applying for Temporary Residential Card, entrance visa and work permit and handle their traveling matters.
12. Providing convenience for Party B in controlling the implementation of investment.
13. Providing Party B with a certificate of integrity of Party A's ownership of the said network stipulated in ARTICLE 6.3 to guarantee the implementation of the Contract and the Articles of Association within fifteen (15) days after signing this Contract.
14.  Responsible for handling other matters entrusted by the Company.

ARTICLE 7.3 REPONSIBILITIES OF PARTY B:
1. Assisting Party A to handle applications for approval, registration, business license and other matters concerning the establishment of the Company from relevant approval authorities in China;
2. Assisting the Company in the development of (i) its financial planning and reporting systems, and (ii) its utilizing advanced scientific management systems;
3. Assisting the Company with any matters involving PRC governmental departments or agencies;
4. As entrusted by the Company, (i) selecting technology, components, software and other related materials unavailable


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     in the PRC from abroad, (ii) selecting  appropriate equipment  necessary to establish the computer network system, at a comparable price for comparable quality and specifications, to be obtained abroad on behalf of the Company, and (iii) shipping the foregoing to Chengdu or such other destinations in the PRC in which the Company is engaged in business;and (iv)the cost incurred in performing the above said matters shall be borne by the Company.
5. Training the technical personnel and employees of the Company (details in ARTICLES OF ASSOCIATION).
6. Assisting the Company in promoting its business with the best marketing efforts.
7. Party B shall provide Party A with the Letter of Comfort from an investment bank within fifteen (15) days after signing this Contract to show commitment to the Contract.
8.   Assisting the Company with other matters entrusted by the Company.

ARTICLE 7.4 RESPONSIBILITIES OF BOTH PARTIES.

Each Party shall be responsible for the following:
1.   Making their  respective  contributions  to the Company pursuant to ARTICLE
     6.3;
2. To use their best efforts in good faith to (i) ensure the economic viability and profitability of the Company, (ii) maximize revenue of the Company by increasing the number of users of the Company's network, and
     (iii) protect the goodwill and the trademarks of the Company from infringement;
3. Ensuring that two (2) sets of books and records are kept in accordance with the applicable accounting regulations of the People's Republic of China. One set is in the Chinese language and another is in the English language. Parallel accounts for each set of books and records in RMB and US dollars and all vouchers are to be kept with the Chinese books;
4. No party shall mortgage, pledge or permit any liens on any property of the Company without the prior written approval


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     of the Board of Directors;
5. Parties shall cooperate to each other, execute all documents, take all necessary actions, in order to achieve the purpose and goals of the Company set forth in this Contract.
6. No party shall borrow or lend money or provide guarantee in the name of the Company or establish any subsidiary of the Company without the approval of the Board of Directors.






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                                    CHAPTER 8
                                    EQUIPMENT


ARTICLE 8.1 PURCHASE OF EQUIPMENT
All equipments for the Company can be purchased in either domestic or international market. The Company shall give priority to suppliers of the People's Republic of China whenever the equipment from such suppliers are competitive with like imported items in pricing, delivery time, technical specifications, quality of product, international credit, and reputation and other material terms. If the Company needs to purchase from international market, the Board of the Company shall make a decision to purchase the equipment. The Company shall submit the equipments purchased from the international market for inspection by the PRC's commodity inspection authority pursuant to the "Law of Import and Export Commodity Inspection of the People's Republic of China." The Parties shall agree further upon the details of the purchase of equipments contributed by Part B as part of the registered capital.






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                                    CHAPTER 9
                               PROFIT DISTRIBUTION


ARTICLE 9.1 DISTRIBUTION OF PROFITS
After the Company pays all taxes, fees and statutory duties as required by applicable law and regulations of PRC, and allocates the public reserve funds and public welfare funds and other relevant funds as required by the "Company Law of the People's Republic of China "and other regulations, the profits shall be distributed as follows:

                                  Party A        Party B

Phase I  (2001*-2007):             35%           65%
Phase II (2008-2013):              50%           50%
Phase III (2014-2020):             65%           35%

*Or the Effective Date which ever occurs earlier.




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                                   CHAPTER 10
                               BOARD OF DIRECTORS


ARTICLE 10.1 ESTABLISHMENT OF BOARD OF DIRECTORS
The Board of Directors is the highest organ of authority of the Company. The Board of Directors of the Company shall come into existence on the Effective Date.

The Board of Directors shall have all the powers and responsibility under the law to policy decisions concerning the management of the business and affairs of the Company.

The Board of Directors shall be consisted of seven (7) Directors. Three (3) Directors shall be appointed by Party A and four (4) Directors shall be appointed by Party B. The Chairman of the Board shall be designated by Party A and the Vice Chairman of the Board shall be designated by Party B. The term of office of a Director, Chairman and Vice Chairman is three (3) years. The term of office may be renewed if continuously appointed by the respective Parties. The distribution of Directors shall be as follows:

                                                         Party A     Party B
              Phase I  (2001*-2007):                        3        4
              Phase II (2008-20013):                        4        3
              Phase III (2014-2020):                        4        3
*Or the Effective Date which ever occurs earlier.

The powers, procedures, requirements and other matters relating to the Board of Directors are set out in the Articles of Association.

ARTICLE 10.2 BOARD OF DIRECTORS AND CHAIRMAN
The Chairman of the Board of Directors is the legal representative of the Company and may exercise powers authorized by the Articles of Association., or act as expressly authorized in writing by the Board of Directors, or sign the documents binding upon the Company.

ARTICLE 10.3 QUORUM; MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors shall convene at least two meetings every year. At any meeting, a quorum shall consist of at least four (4) Directors of which can not be less than one (1) Director is appointed by Party A, attending in person, by proxy or by telephone. A meeting shall be called by the Chairman, or, if the Chairman is unable to call the meeting, the Chairman shall delegate the Vice Chairman or another Director to call and preside over the meeting.

The Chairman must call a meeting upon the proposal of any two Directors. Board of Director meeting shall be called upon fourteen (14) day's prior written notice (or upon a shorter notice if all Directors unanimously agree in writing from time to time) to all Directors. The Board meeting can be held, by two thirds (2/3) majority of the Board, at any jurisdiction approved by the Board of Directors, provided that adequate facilities are available for electronic participation.

Directors may be present and vote in person, by proxy or by telephone. The Chairman and the Vice Chairman shall each have one vote. For matters which would otherwise need to be approved at a meeting of the Board of Directors, in lieu of a meeting of the Board of Directors, a written resolution may be adopted by the Board of Directors if such resolution is sent to all members of the Board of Directors signed and adopted by the number of Directors necessary to make such a decision as stipulated in this Contract and the Articles of Association. Notice of a Board meeting may be waived in writing at any time before or after the meeting. A notice shall be deemed to be waived by attending the Board meeting in person, by proxy or participating by telephone or by TV.

ARTICLE 10.4 BOARD APPROVAL REQUIREMENTS.
The Board of Directors shall have rights to exercise all of the powers belonging to the Company. Except specifically stated in the Contract hereof, all action taken by the Board of Directors shall require approval by simple majority of the Directors at the meeting at which a quorum is present and in which at least one Director appointed by Party A votes with the majority. In particular, the following matters require approval of two thirds (2/3) majority of the Board:
1. Annual and any interim production and operating plans, the annual and any interim operating budget, including anticipated operating costs and expenses, and annual and any interim financial statements of the Company and any significant change to the above mentioned.
2.   Significant changes to the business scope stipulated in ARTICLE 5.2;
3. Determining the salary and benefits for the General Manager, the Deputy General Manager and the other Senior Officers of the Company and any changes thereto;
4. The appointment and removal of the General Manager, Deputy General Manager, the Chief Financial Officer and other Senior Officers of the Company;
5. Determining the scale of wages, benefits and allowances of the employees of the Company and changes thereto;
6. The approval and amendment of (i) any contract, commitment or expenditure which is not included in an annual budget and which by itself, or together with other contracts, commitments or expenditure which are not included in the budget, exceeds an equivalent amount in U.S. Dollars of US$100,000 (say US Dollars one hundred thousand) or (ii) any expenditure, contract or commitment approved in the annual budget which exceeds the amount provided for in the budget by 10% or any contract, commitment or expenditure approved in the annual budget which exceeds an equivalent amount of U.S. Dollars of US$300,000 (say US Dollars three hundred thousand)or such higher dollar amounts and such higher percentage as the Board of Directors shall determine or (iii) any borrowing by the Company which would result in total debt of the Company exceeding the equivalent amount of US$300,000 (say US Dollars three hundred thousand)or (iv) the disposition, mortgage or transfer of fixed assets owned by the Company with a value in excess of US$150,000(say US Dollars one hundred and fifty thousand);

7 The commencement or settlement of arbitration, litigation or conciliation with any third party; and
8. The appointment of a liquidation team and its members to conduct the liquidation of the Company pursuant to Chapter 16.


ARTICLE 10.5 MINUTES OF THE BOARD MEETING
The minutes of the Board meeting shall be confirmed and signed by the Directors attending the meeting and to be filed with the Company.

                                   CHAPTER II
                             BUSINESS MANAGEMENT AND
                                LABOR MANAGEMENT


ARTICLE 11.1 MANAGEMENT OFFICE

The Company shall establish a management office, which shall be responsible for its day-to-day operation and management. The management office shall have a General Manager, nominated by Party B; a Deputy General Manager, nominated by Party A. The General Manager and Deputy General Manager shall be appointed by the Board of Directors whose terms of office is three (3) years. 1n Phase I (2001*-2007), the General Manager shall be nominated by Party B and the Deputy General Manager shall be nominated by Party A. A Director of the Board may be appointed as General Manager or Deputy General Manager. In Phase II (2008-2013) and Phase III (2014-2020), the General Manager shall be hired by public recruitment.

*Or the Fffective Date which ever occurs earlier.

ARTICLE 11.2 GENERAL MANAGER AND DEPUTY GGENERAL MANAGER
The responsibility of the General Manager is to carry out the decisions of the Board, and conduct the day-to-day management of the Company. The Deputy General Manager shall assist the General Manager in his work. The General Manager must consult with the Deputy General Manager concerning handling major issues in the Company.

ARTICLE 11.3 POWER OF BOARD TO DISMISS OFFICERS
In case of graft or serious dereliction of duty on the part of the General Manager or the Deputy General Manager, the Board of Directors shall have the power to dismiss them at any time.

ARTICLE 11.4 LABOUR MANAGEMENT
Labor contract covering the recruitment, employment, dismissal and resignation, wages, welfare, labor protection and insurance, labor discipline, rewards, penalty and other matters concerning the staff and workers of the Company shall be drawn up between the Company and the Trade Union of the Company as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labor Management in Chinese-Foreign Contractual Joint Ventures and its Implementation Rules" and regulations of Sichuan. The labor contracts shall, after being signed, be filed with the Chengdu Labor Bureau for the procedures of employment.

ARTICLE 11.5 SENIOR OFFICERS
The appointment of senior officers who are recommended by both Parties, their salaries, social insurance, welfare and the standard of traveling expenses etc. shall be decided by the Board of Directors with reference to the trade standard in Chengdu.

                                   CHAPTER 12
                                CONFIDENTIALITY


Article 12.1 Confidentiality
No Party in this Contract shall, nor shall, it permit any of its employecs or the employees of the Company to, divulge to any person any technical or commercial secrets concerning execution of the business of the Company during the cooperation period. The confidentiality shall remain for a period of twenty
(20) years from signing this Contract to termination of this Contract.

                                   CHAPTER 13
                      TAXES, FINANCE, AUDIT, STATISTICS AND
                         ENVIRORNMENT MENTAL PROTECTION


ARTICLE 13.1 TAXATION
The Company shall pay taxes in accordance with the stipulations of Chinese laws and other relevant regulations.

ARTICLE 13.2 INCOME TAX
All employees of the Company shall pay individual income tax, according to the "Individual Income Tax Law of the People's Republic of China."

ARTICLE 13.3 FUNDS
Allocations for public reserve funds, for expansion funds of the Company and public welfare funds and bonus for employees shall be set aside in accordance with stipulations in the "Company Law of the People's Republic of China "and "Law of the People's Republic of China on Chinese Foreign Contractual Joint Ventures" and regulations of the Chengdu city. The annual proportion of allocations shall be decided by the Board of Directors as per the laws and regulations and in accordance with the business situation of the Company.

ARTICLE 13.4 ACCOUNTING
The financial affairs and accounting of the Company shall be handled in accordance with the applicable accounting system and financial, management regulations of the Financial Ministry of the People's Republic of China and the Chengdu City. The accounting system of the Company shall be filed for the record at the Financial Bureau and Taxation in Chengdu and reviewed by relevant authorities with respect to finance, tax and audit.

ARTICLE 13.5 AUDITING
Financial auditing and examination of the Company shall be conducted by an accounting firm registered in China and reports shall be submitted to the Board of Directors and the General Manager. Both Parties to the Company have the right to employ on their own an registered accountant in China to undertake annual financial checking and examination at their own expense.

ARTICLE 13.6 REPORTS
The monthly reports, quarterly reports and annual reports including Balance Sheet and Profit and Loss Statement and Cash Flow Statement shall be submitted to the relevant authorities in accordance with the regulations of the People's Republic of China.

ARTICLE 13.7 ENVIRONMENT
The Company shall commit to bear the responsibility of protecting environment according to "Law of the People's Republic of China on Environment Protection".

                                   CHAPTER 14
                                FOREIGN EXCHANGE


ARTICLE 14.1 FOREIGN EXCHANGE
All the foreign exchange matters shall be handled in accordance with the "Regulations of Foreign Exchange Control of the People's Republic of China."

ARTICLE 14.2 BALANCE OF FOREIGN CURRENCY RESERVE
The Company shall maintain a balance of foreign currency reserve. Any loan and guarantee as investment or cooperation terms for either side of the Parties shall be settled on their own, respectively.

ARTICLE 14.3 REMITTING FOREIGN CURRENCY
All profits, income and funds after liquidation of Party B shall be entitled in accordance with relevant foreign exchange regulations of China to be remitted to outside China.

ARTICLE 14.4 REMITTING EMPLOYMENT INCOME OF EXPATRIATES
The employment income and other legitimate income of the expatriate personnel in the Company shall be entitled to remit their employment income and other legitimate income to outside China after they complete paying relevant tax and deduct the expenses incurred in China.

                                   CHAPTER 15
                             DURATION OF THE COMPANY


ARTICLE 15.1 DURATION
The duration of the Company is twenty (20) years. The establishment of the Company shall start from the date on which the relevant approvals are obtained. An application for the extension of the duration, proposed by one Party and unanimously agreed by the Parties, shall be submitted to the approval authorities one hundred and eighty (180) days prior to the expiry date of the Company.

                                   CHAPTER 16
                          THE DISPOSAL OF ASSETS AFTER
                         THE EXPIRATION OF THE DURATION


ARTICLE 16.1 LIQUIDATION COMMITTEE
Upon the expiration of the duration and upon termination of this Contract, liquidation of assets, credit and debt shall be carried out according to the relevant law. A Liquidation Committee set up by the representatives of both Parties shall be responsible for the liquidation.

ARTICLE 16.2 ASSETS HANDLING
Upon prior termination of this Contract, the Company's assets after the liquidation shall be settled in accordance with the following provisions:
(1) All fixed assets and capital shall be turned to Party A upon the expiration of the Contract and under no extension of the Contract;

(2) Before the expiration date of the Contract, after paying in full of the debts of the Company, the Liquidation Committee shall distribute the remaining assets among the Parties hereto in proportion to the profit distribution ratios in effect under ARTICLE 50 of Articles of Association as of the liquidation date, After the liquidation, Part A has the pre-emptive right to purchase the remaining equipment.

                              CHAPTER 17 INSURANCE


ARTICLE 17.1 INSURANCE
Insurance policies of the Company on various kinds of risks shall be underwritten with the People's Republic of China. Types, the value and duration shall be decided by the Board of Directors with the stipulations of the People's Republic of China.

                                   CHAPTER 18
                               THE ALTERATION AND
                            DISCHARGE OF THE CONTRACT


ARTICLE 18.1 ALTERATION
The amendment of the Contract and the Articles of Association, any increase or decrease of the registered capital, pledge of assets, merger or separation, discontinuation or dissolution, amalgamation with other economic organization or any other major appendices shall come into force only after it is unanimously approved by the Board of Directors. The written agreement with signatures of both Parties can become effective only after it is submitted to the original examination and approval authority for its approval, and registered in State Administration for Industry and Commerce.

ARTICLE 18.2 DISCHARGE
In case of the inability to fulfil the Contract or to continue operation due to heavy loss in successive years as a result of Force Majeure, Chinese taw and regulations, and the change of governmental administrative activities, the duration of the Company and the Contract shall be terminated before the time of expiration after consultation with between each Party (If the Board of Directors can not reach an agreement upon the above matters in question, either party shall have the right to refer the disputes to Arbitration) and after obtaining approvals from the original examination and approval authority.

ARTICLE 18.3 TERMINATION
Should the Company be unable to continue its operations or achieve the business purpose stipulated in the Contract due to the fact that one of the contracting Parties fails to fulfill the obligations prescribed by the Contract and Articles of Association, or seriously violate the stipulations of the Contract and Articles of Association (particularly the provisions of Chapter 3 of this Contract), that Party shall be deemed as having unilaterally terminated the Contract. The other Party shall have the right to terminate the

Contract in accordance with the provisions of the Contract after approved by the original approval authority as well as to claim damages. In case Party A and Party B of the Company agree to continue the operation., the Party who fails to fulfil the obligations shall be liable to the losses thus caused to the Company.

                                   CHAPTER 19
                       LIABILITIES FOR BREACH OF CONTRACT


ARTICLE 19.1 FAILURE TO CONTRIBUTE; FAILURE TO PROVIDE TERMS AND CONDITIONS Should either Party A or Party B fails to pay on schedule the contributions or provide the terms and conditions in accordance with the provisions defined in
ARTICLE 6.3 of this Contract, the breaching Party shall be responsible for the breaching event and pay to the other Party in cash an amount equal to 0.04% per day of the value of the registered capital contribution for each day following the date when such contribution was due but not made or the terms and conditions were due but not provided. If the breach Party fails to remedy such material breach within a period of ninety (90) days, in addition to be paid in cash as a penalty an amount equal to 4.5% of the value of the capital contribution. In addition the other Party shall have the right to terminate the Contract and claim damages thus caused during the breaching event.

ARTICLE 19.2 FAULT
Should all or part of the Contract and its appendices be unable to be fulfilled owing to the fault of one Party, the breaching Party shall bear the responsibilities thus caused. Should it be the fault of both Parties, they shall bear their respective responsibilities. The breaching Party shall take action to remedy such material breach within thirty (30) days after notice in writing from the other Party. Except for the stipulation in ARTICLE 19.1 of this Contract, if the breaching Party fails to remedy the breach in time, the breaching Party shall pay the other Party in cash as a penalty an amount equal to 1% of the value of the capital contribution to compensate for damages caused by the breach event. If both Parties to the Company fail to execute or to fully execute the terms and conditions of this Contract, each of them shall bear their respective responsibilities for default and compensation for losses, based on the specific circumstances. The circumstances specified in Article 20.1 shall not apply to the provisions of this Article.

                                   CHAPTER 20
                                  FORCE MAJEURE


ARTICLE 20.1 FORCE MAJEURE

Should either of the Parties to the Contract be prevented from executing the Contract by Force Majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and avoidable, the prevented Party shall notify the other Party by cable without any delay, and within fifteen (15) days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization at which the Force Majure happens for explaining the reason of its inability to execute or delay the execution of all or part of the Contract. Both Parties shall, through consultations, decide whether to terminate the Contract, or to execute the part of obligations for implementation of the Contract, or whether to delay the execution of the Contract or to release from the obligations of the Contract or to release from part of the obligations of the Contract according to the effects of the events on the performance of the Contract.

                                   CHAPTER 21
                                 APPLICABLE LAW


ARTICLE 21.1 APPLICABLE LAW
The formation of this Contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China. If changes are made to the current laws, regulations or policies of the People's Republic of China applicable to this Contract to provide more favourable conditions for the achievement of the objectives of the Parties as set out in ARTICLE 5.1 AND ARTICLE 5.2 of this Contract, the Parties shall negotiate in good faith to amend this Contract so that the Parties can benefit from the more favourable conditions to the greatest extent possible.

                                   CHAPTER 22
                             SETTLEMENT OF DISPUTES


ARTICLE 22.1 CONSULTATION
Any dispute or difference between the Parties arising out of or in connection with this Contract or as to rights or obligations hereunder shall initially be referred to the Chairman of Party B and the legal representative of Party A for resolution to the satisfaction of the Parties, if possible. The Chairman of Party B and the legal representative of Party A may, if they so desire, consult outside experts for assistance in arriving at a resolution. Such, persons shall make a bona fide attempt to settle amicably through friendly negotiation any such dispute or difference within 30 days after its submission and, if unable to do so, the dispute or difference may be referred by any of thetas to arbitration.

ARTICLE 22.2 ARBITRATION
1. Any dispute arising out of or in connection with this Contract, including any question regarding its existence, validity or termination or as to rights or obligations of the Parties hereunder which is not settled by friendly discussions pursuant to Article 24.1 shall be referred to and finally resolved by arbitration in Stockholm in accordance with the Arbitration Rules of the Stockholm International Arbitration Centre (the " SIAC Rules") for the time being in force which rules are deemed to be incorporated by reference into this Article.

2. The tribunal shall consist of one arbitrator to be jointly appointed by the Parties. If the Parties are unable to agree upon the appointment of the arbitrator within 30 days, then the arbitrator shall be appointed by the Chairman of the Stockholm International Arbitration Centre.

3. The Chinese and English languages shall both be used in the arbitral proceedings. Unless otherwise agreed by the Parties, all hearing materials, statements of claim or defense, award and the reasons supporting it shall be written in both

     Chinese and English.

4. To the extent this Article is deemed to be a separate agreement independent from this Contract, ARTICLE 24.4 concerning notices are incorporated herein by reference.

ARTICLE 22.3 OPERATION OF THE COMPANY
Throughout the pendency of any dispute or difference submitted to the legal representative of Party A and the Chairman of Party B for resolution pursuant to
ARTICLE 22.1 or to arbitration pursuant to ARTICLE 22.2, the Company shall continue to conduct its business activities in accordance with the business plans of the Company then in effect.

                                   CHAPTER 23
                                    LANGUAGE


ARTICLE  23.1  LANGUAGE
The Contract shall be written in Chinese version and English version. Both languages have equal legal authorities. Should there be a conflict between the two versions, the spirit and the Purpose of the Contract shall be the guiding principle to interpret the Contract.

                                   CHAPTER 24
                          EFFECTIVENESS OF THE CONTRACT
                                AND MISCELLANEOUS


ARTICLE 24.1 APPENDICES
The appendices (including the Articles of Association ) drawn up in accordance with the principles of this Contract are an integral part of this Contract.

ARTICLE 24.2 HEADINGS
The headings of the Articles of this Contract are for convenience of reference only and still not be deemed or construed as in any way limiting or extending the language of the provisions to which such headings may refer.

ARTICLE 24.3 EFFECTIVE DATE
The Contract and its appendices shall come into force beginning from the date of approval of the relevant approval authority. This approval date is the Effective Date.

ARTICLE 24.4 NOTICE
Should notices in connection. with any Party's rights and obligations be sent by either Party A or Party B by telegram, telex, email or fax, etc., the written notices shall be also required afterwards. Such written letter notices shall be delivered by post services, and considered to be received by in ten (10) business days from the date of postmark. The legal address of Party A and Party B listed in this Contract (or such other address as either Party may notify the other Party in writing) shall be the posting addresses.

ARTICLE 24.5 SEVERABILITY
If any provision of this Contract should be or become fully or partly invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

ARTICLE 24.6 ORIGINAL COPIES
This Contract is executed in four (4) original counterparts each of which shall have equal effect in law.


IN WITNESS WHEREOF, the Parties hereto have signed this Contract as of July 8, 2000.

Party B:
Chengdu Huayu Information                            Big Sky Network Canada Ltd
Industry Co., Ltd.
[Chinese Characters Appear Here]

Authorized Representative                            Authorized Representative

/s/GONG YONGRONG                                     /s/DAMING YANG
-------------------------------------------------    --------------
   Gong Yongrong [Chinese Characters Appear Here]       Daming Yang
   General Manager                                      General Manager



[Seal]                                               [Seal]